UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 20, 2009 (May 13, 2009).

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 13, 2009, Cell Therapeutics, Inc. (the “Company”) entered into an agreement (the “Severance Agreement”) with the unions representing the employees of its Bresso, Italy operations in connection with the previously announced closure of the Company’s Bresso facilities. The Company issued a press release announcing that it had entered into the Severance Agreement, a copy of which was filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2009. The Severance Agreement relates to a reduction in force of 56 positions at the Bresso facility. In addition, the Company has sent notices of termination to the six managers of the Bresso facility and will endeavor to enter into separate severance arrangements with these managers. The Bresso facility was used for pre-clinical research and was underutilized due to the Company’s focused business model on the development of late stage compounds and their commercialization. The Company expects to complete the closure of the Bresso facility by August 2009.

An English translation of the Severance Agreement is attached as Exhibit 10.1 to the Form 8-K.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

In connection with the reduction in force and closure of the Bresso facility described in Item 1.01 above, the Company currently estimates that it will incur restructuring charges related to severance costs between $2.3 million and $3.1 million (which includes an estimate of the amounts payable to the managers of the Bresso facility) during the second quarter of 2009. These estimated costs will be paid over 42 months from the date of termination, with the majority paid throughout the first 13 months. The Company expects restructuring costs related to operating leases and clean-up activities of the Bresso facility’s laboratories, excluding proceeds from the liquidation of the physical assets, will range from $1.3 million to $1.6 million. The preceding amounts are estimates and the actual amounts and timing of such costs may vary materially as the closure plans are finalized and implemented.

This Current Report on Form 8-K includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results. Specifically, the risks and uncertainties that could affect the development of products include risks associated with preclinical and clinical developments in the biopharmaceutical industry in general, determinations by regulatory, patent and administrative governmental authorities, competitive factors, technological developments, costs of developing, the Company’s ability to continue to raise capital as needed to fund its operation, the Company’s reduction in annual operating expenses may be less than projected and the risk factors listed or described from time to time in the Company’s filings with the Securities and Exchange Commission including, without limitation, the Company’s most recent filings on Forms 10-K, 10-Q, and 8-K. Except as may be required by law, the Company does not intend to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	English translation of Severance Agreement, dated May 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: May 20, 2009	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description
10.1	English translation of Severance Agreement, dated May 13, 2009.